UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2010

MESA ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 525
Dallas, TX  75254
(Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

tem 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1)	On January 5, 2010, our Board of Directors (the “Board”) voted to appoint James J. Cerna Jr. and Fred B. Zaziski as members of the Board.

From 2006 to 2009, Mr. Cerna served as Chairman of the Board and CEO of Lucas Energy, Inc. (NYSE Amex: LEI). From 2004 to 2006, Mr. Cerna was President of the privately held Lucas Energy Resources. Prior to joining Lucas Energy, Mr. Cerna was the Chief Oil and Gas Analyst and CFO of Petroleum Partners LLC from 2001 to 2004. He was the founder and CEO of NetCurrents, Inc., (NASDAQ: NTCS), an organization that focuses on Internet information monitoring and analysis. Prior to NetCurrents, Mr. Cerna was the manager of the GT Global/AIM Funds performance analysis group in San Francisco. Mr. Cerna has received five certificates of achievement from the Institute of Chartered Financial Analysts. He is honored by Strathmore's Who's Who for leadership and achievement in the Finance Industry. Mr. Cerna is the Public Affairs Officer and Pilot with the Civil Air Patrol, U.S. Air Force Auxiliary, Squadron 192. Currently, in addition to serving on our Board, he acts as an advisor to the board of directors of several traditional and green energy companies. Mr. Cerna received a BSc in Finance from the California State University, Chico, in 1990.

Mr. Zaziski was President and CEO of Epsilon Energy Ltd. (TSX: EPS), a publicly traded exploration and production company based in Toronto and Houston, from 2007 to 2009.  From 2006 to 2007, Mr. Zaziski served as Chairman and CEO of PetroSouth Energy Corp. (OTCBB: PSEG), another publicly traded exploration and production company based in Houston, and from 2004 to 2008, he served as President and CEO of Falcon Natural Gas Corp., Houston (FNGC.PK).  Prior to 2004, Mr. Zaziski worked in a number of senior management capacities for a number of other oil & gas companies including National Petroleum Technology Company, Saudi Arabia (1997 – 1999) and Halliburton Energy Services, Bahrain (1977 – 1997).  Currently, Mr. Zaziski also serves as a Managing Director of the Wilcox Energy Gas Fund, LLC.  Mr. Zaziski graduated from Pennsylvania State University with a BSc, in petroleum engineering in 1976. He received an MBA in Organizational Management and a Masters in International Business from Cairo University, Egypt in 1986 and 1987, respectively. He is a member of the Society of Petroleum Engineers, the American Petroleum Institute and the American Society of Mechanical Engineers.

(d)(5) On January 5, 2010, our Board also determined to compensate the members of our Board in the following manner:

(a)
Each new non-employee director shall be granted stock options to purchase 250,000 shares of our common stock, $0.001 par value per share (the “Common Stock”), upon his or her appointment or election to the Board, which options shall have an exercise price equal to the fair market value of the Common Stock on the date of grant, as reasonably determined by the Board, will fully vest in four equal installments over twelve months (with one quarter vesting immediately and one quarter vesting after each subsequent three-month period), shall have a term of five (5) years from the date of grant and shall be subject to such other provisions and terms, consistent with our 2009 Equity Incentive Plan  (or any amendment or successor plan thereto), as are set forth in option agreements relating to the grant;

(b)	Each non-employee director will receive cash compensation of $500 per month of service; and

(c)	All directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Item 9.01.                                Financial Statements and Exhibits

 (d)           Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Energy Holdings, Inc.

Dated: January 11, 2010	By:	/s/ Randy M. Griffin
Name: Randy M. Griffin
Title: Chief Executive Officer